UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 7, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2009, Granite City Food & Brewery Ltd. (the “Company”) entered into a master agreement with Dunham Capital Management, L.L.C. (“DCM”), the Company’s principal developer and landlord; DHW Leasing, L.L.C. (“DHW”) and Dunham Equity Management, L.L.C. (collectively, the “Dunham Entities”) to provide rent or other cash flow reductions to the Company in the amount of $2,500,000 for the calendar year 2009 and $1,500,000 for calendar year 2010 (the “Master Agreement”).

DCM has an ownership interest in 16 of the Company’s 26 operating restaurant properties.  DHW is a financing entity that previously provided the Company with an Equipment Lease Commitment relating to the lease of furniture, fixtures and equipment for certain current and future restaurants of up to $16 million.  The Company obtained a final draw of $1.0 million under the DHW Equipment Lease Commitment concurrent with its entry into the Master Agreement.  DHW has agreed to amend and restate the Equipment Lease Commitment to reflect negotiated rent reductions on such financing leases.

DCM is controlled by Donald A. Dunham, Jr., who is a member of DHW and an affiliate of Granite Partners LLC, a beneficial owner of approximately one percent of the Company’s securities.  The other two members of DHW are Charles J. Hey and Steven J. Wagenheim.  Mr. Wagenheim is the Company’s President, Chief Executive Officer, one of its directors and the beneficial owner of approximately 9.5% of its common stock.  Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW’s indebtedness to its lenders.

The rent reductions are from the following areas:

•                                          reductions from leases where a Dunham Entity is either a landlord or sublandlord;

•                                          reductions from financing leases;

•                                          reductions in rent derived by Dunham Entities from ground lease landlords; and

•                                          reductions from landlords of non-Dunham controlled properties.

The Master Agreement also provides that the Dunham Entities will amend and restate applicable leases and subleases with the Company to reflect negotiated rent reductions.  The Company commenced paying reduced rent in January 2009 in anticipation of finalizing the Master Agreement, which amount will become a part of the negotiated rent reductions.

DCM has agreed to use reasonable efforts to secure rent reductions from all of its current ground lease landlords, which rent reductions will be considered a part of the overall rent reductions which the Dunham Entities have agreed to provide.

As a part of the Master Agreement, DCM has agreed to amend its leases with the Company that are currently treated as capital leases for accounting purposes by reducing their terms to periods which will thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.  Each lease will be modified for a term of not less than 10 years and will provide that the tenant will have three consecutive options to extend the leases for five years per extension.

In consideration of the agreements of DCM provided in the Master Agreement, the Company has issued to the Dunham Entities a warrant to purchase 1,000,000 shares of common stock of the Company at an exercise price equal to 110% of the closing price of the Company’s common stock on the trading date prior to the date of signing the Master Agreement. (See Item 3.02 of this Current Report on Form 8-K.)

The Company has also agreed to the following additional provisions:

•                                          to provide DCM with financial information concerning its operations, including a monthly comparison of actual income and expenses compared to budgeted income and expenses.

•                                          to allow DCM, for a period of two years or such earlier time that the Master Agreement shall have been terminated, to appoint a board observer who will have the right to attend board meetings.

•                                          to provide for a chairman of its board of directors who will be an independent director of the Company. (See Item 8.01 of this Current Report on Form 8-K.)

•                                          to confirm the Company’s obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites.

•                                          to refrain from developing any new stores in 2009 without the consent of DCM (which will not be unreasonably delayed or withheld), with the exception of the Carmel, Indiana store.

•                                          to amend certain leases to provide that the Company will pledge to DCM the liquor license owned by the Company for such store locations.

The above description is qualified its entirety by reference to the Master Agreement, which is attached hereto as Exhibit 10.  In addition, the Company issued a press release regarding entry into the Master Agreement on February 10, 2009, which is attached hereto as Exhibit 99.  Both are hereby incorporated by reference into this Item 1.01.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the entry into the Master Agreement set forth in Item 1.01, on February 7, 2009, the Company issued to the Dunham Entities a warrant to purchase 1,000,000 shares of common stock of the Company at an exercise price of $0.264 per share, representing 110% of the closing price of the Company’s common stock on the trading date prior to the date of signing the agreement.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Any certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning the Company, including, but not limited to, its reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  No discount or commission was paid in connection with the issuance of the warrant.  The disclosure in Item 1.01 of this report is incorporated by reference in this Item 3.02.

ITEM 8.01             OTHER EVENTS.

Effective February 7, 2009, Eugene E. McGowan was appointed by the Company’s Board of Directors to serve as Chairman of the Board.  Mr. McGowan has served as one of the Company’s directors since January 2003.  Since 2001, Mr. McGowan has been President and Chief Executive Officer of McGowan Capital Group, a private equity company that invests in early to mid-stage regional companies.  In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices. Steven J. Wagenheim, the Company’s President and Chief Executive Officer, who had previously served as Chairman of the Board, will continue to serve as one of its directors.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: February 12, 2009	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10	Master Agreement between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C., Dunham Equity Management, L.L.C. and Granite City Food & Brewery Ltd., dated February 7, 2009.

Exhibit 99	Press release, dated February 10, 2009.